                     OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

               March 18, 1996 (as updated through June 9, 2005)

1.    The Plan.  This Plan is the written  multiple class plan for each of (i)
      ---------
the  open-end  management   investment   companies  and  (ii)  the  closed-end
management  investment  company or companies  permitted by exemptive  order to offer  multiple  classes of shares on the  proviso  that they  comply with the
Rule (as defined below)  (individually a "Fund" and collectively the "Funds"), named on Exhibit A hereto,  which  exhibit  may be revised  from time to time, for  OppenheimerFunds  Distributor,  Inc.  (the  "Distributor"),  the  general distributor  of  shares  of the  Funds  and for  OppenheimerFunds,  Inc.  (the
"Advisor"),  the investment  advisor of the Funds.(1) In instances  where such
investment   companies  issue  shares  representing   interests  in  different
portfolios  ("Series"),  the term "Fund" and "Funds" shall separately refer to each  Series.  This Plan is the written plan  contemplated  by Rule 18f-3 (the
"Rule") under the  Investment  Company Act of 1940 (the "1940 Act"),  pursuant to which the  Funds  may  issue  multiple  classes  of  shares.  The terms and provisions  of  this  Plan  shall  be  interpreted  and  defined  in a  manner consistent with the provisions and definitions contained in the Rule.
2.    Similarities  and Differences  Among Classes.  Each Fund offering shares
      ---------------------------------------------
of more than one class agrees that each class of that Fund:
   (1)(i)  shall  have any  service  plan or  distribution  and  service  plan
   ("12b-1  Plan") apply  separately  to any class whose shares are subject to such Plan, and such class shall pay all of the expenses  incurred  pursuant to that  arrangement;  and  (ii)  may pay a  different  share  of  expenses
   ("Class  Expenses") if such  expenses are actually  incurred in a different amount by that  class,  or if the class  receives  services  of a different kind or to a different  degree than that of other  classes.  Class Expenses are those expenses  specifically  attributable  to the particular  class of shares,  namely (a) 12b-1 Plan fees, (b) transfer and shareholder servicing agent fees and administrative service fees, (c) shareholder meeting
-------------
1. For Centennial  Money Market Trust,  Centennial  Asset  Management Corp. is
substituted as the "Distributor" and the "Advisor".
   expenses,  (d) SEC  registration  fees for Funds  organized as corporations and (e) any other incremental expenses subsequently  identified that should be  allocated to one class which shall be approved by a vote of that Fund's
   Board of  Directors,  Trustees  or  Managers  (the  "Directors").  Expenses
   identified in Items (c) through (e) may involve issues  relating  either to a specific  class or to the entire Fund;  such  expenses  constitute  Class
   Expenses  only when they are  attributable  to a  specific  class.  Because
   Class  Expenses  may be  accrued  at  different  rates for each  class of a single Fund,  dividends  distributable to shareholders and net asset values per share may differ for shares of different classes of the same Fund.
   (2) shall have  exclusive  voting  rights on any matters that relate solely to that class's  arrangements,  including  without  limitation  voting with respect to a 12b-1 Plan for that class;
   (3)  shall  have  separate  voting  rights  on  any  matter   submitted  to
   shareholders  in which the interests of one class differ from the interests of any other class;
   (4) may have a different  arrangement for shareholder  services,  including different sales charges,  redemption fees,  sales charge waivers,  purchase
   and  redemption  features,   exchange  privileges,   loan  privileges,  the
   availability of certificated shares and/or conversion features; and
   (5) shall have in all other  respects  the same rights and  obligations  as each other class.
3.    Allocations  of  Income,  Capital  Gains and Losses  and  Expenses.  The
      -------------------------------------------------------------------
methodologies  and procedures for  allocating  capital gains and losses,  fees and  expenses,  as set  forth  in  the  most  current  version  of the  report
captioned   "Methodology   for  Net  Asset  Value  (NAV)  and   Dividend   and
Distribution  Determinations  for Oppenheimer  Funds with Multiple  Classes of
Shares" are  re-approved.  Income,  realized and unrealized  capital gains and losses,  and  expenses of each Fund other than Class  Expenses  allocated to a particular  class shall be allocated to the  respective  class on the basis of the net asset  value of that class in  relation to the net asset value of that
Fund,  except as follows:  For Funds  operating  under 1940 Act Rule 2a-7, and for other Funds that declare  dividends from net investment  income on a daily basis,  such  allocations  shall be made on the basis of  relative  net assets
(settled  shares) [net assets valued in  accordance  with  generally  accepted accounting principles but excluding the value of subscriptions  receivable] in relation to the net assets of that Fund.
4.    Expense  Waivers  and  Reimbursements.  From time to time the Advisor or
      --------------------------------------
the Fund's transfer and shareholder  servicing agent may voluntarily undertake
to  (i)  waive  any  portion  of  the  management  fee  and/or   transfer  and
shareholder  servicing agent fees charged to a Fund, and/or (ii) reimburse any portion of the  expenses  of a Fund or of one or more of its  classes,  but is not  required  to do so or to  continue  to do so for any period of time.  The
Advisor  shall  provide a quarterly  report to the  Directors  of Fund expense reimbursements  to  disclose  any  reimbursements  that are not  equal for all classes of the same Fund.
5.    Conversions of Shares.  Any Fund may offer a conversion  feature whereby
      ---------------------
shares of one class  ("Purchase  Class Shares") will convert  automatically to shares of another  class  ("Target  Class  Shares") of that Fund,  after being held for a requisite  period  ("Matured  Purchase Class Shares"),  pursuant to the terms  and  conditions  of that  Fund's  Prospectus  and/or  Statement  of
Additional  Information.  Such terms and  conditions may provide for that time period to vary for Purchase  Class Shares (i) afforded  different  shareholder privileges or other  features,  (ii) issued by different  Funds,  and/or (iii)
issued on different  dates.  Upon conversion of Matured Purchase Class Shares, all Purchase Class Shares of that Fund acquired by  reinvestment  of dividends or  distributions  of  such  Matured  Purchase  Class  Shares  shall  also  be converted at that time.  Purchase  Class Shares will convert into Target Class
Shares of that Fund on the basis of the  relative  net asset values of the two classes,  without the imposition of any sales load,  fee or other charge.  The conversion  feature  shall be offered for so long as (i) the expenses to which
Target  Class  Shares of a Fund are  subject,  including  payments  authorized under that Fund's  Target  Class 12b-1 plan,  are not higher than the expenses of Purchase Class Shares of that Fund,  including  payments  authorized  under that Fund's  Purchase Class 12b-1 plan; (ii) there continues to be available a ruling from the Internal  Revenue Service  ("IRS") revenue  procedure or other
IRS  ruling or  regulation,  or an  opinion  of counsel or of an opinion of an auditing  firm serving as tax adviser,  to the effect that the  conversion  of
Purchase  Class Shares to Target  Class  Shares does not  constitute a taxable event for the holder;  and (iii) if  shareholders  of Target Class Shares of a
Fund, but not shareholders of Purchase Class Shares of that Fund,  approve any increase in expenses  allocated to the Target Class for  shareholder  services or distribution  (including payments authorized under that Fund's Target Class
12b-1  plan),  that Fund will  establish  a new class of shares  ("New  Target
Class  Shares")  and shall take such other  action as is  necessary to provide that  existing  Purchase  Class Shares are  exchanged  or  converted  into New
Target  Class  Shares,  identical  in all  material  respects to Target  Class
Shares as they  existed  prior to  implementation  of the proposal to increase expenses,  no later than the date such shares  previously  were  scheduled  to convert into Target Class Shares.
6.    Disclosure.  The  classes of shares to be offered by each Fund,  and the
      -----------
initial,  asset-based or contingent  deferred sales charges and other material distribution  arrangements with respect to such classes, shall be disclosed in the prospectus  and/or statement of additional  information used to offer that class of shares.  Such  prospectus  or  statement  of  additional  information shall be  supplemented  or  amended  to reflect  any  change(s)  in classes of shares  to be  offered  or in  the  material  distribution  arrangements  with respect to such classes.
7.    Independent  Audit.  The  methodology and procedures for calculating the
      -------------------
net asset value,  dividends and  distributions of each class shall be reviewed by an  independent  auditing  firm  (the  "Expert").  At least  annually,  the
Expert,  or an  appropriate  substitute  expert,  will  render a report to the
Funds on policies and  procedures  placed in operation  and tests of operating effectiveness as defined and described in SAS 70 of the AICPA.
8.    Offers and Sales of Shares.  The  Distributor  will maintain  compliance
      ---------------------------
standards  as to when  each  class  of  shares  may  appropriately  be sold to particular  investors,  and will  require  all persons  selling  shares of the
Funds to agree to conform to such standards.
9.    Rule 12b-1  Payments.  The  Treasurer of each Fund shall  provide to the
      ---------------------
Directors of that Fund, and the Directors  shall review,  at least  quarterly, the written  report  required by that Fund's  12b-1 Plan,  if any.  The report shall include  information on (i) the amounts  expended  pursuant to the 12b-1
Plan,  (ii) the purposes for which such  expenditures  were made and (iii) the amount of the Distributor's  unreimbursed  distribution  costs (if recovery of such costs in future  periods is permitted  by that 12b-1  Plan),  taking into account 12b-1 Plan payments and contingent  deferred sales charges paid to the
Distributor.
10.   Conflicts.  On an ongoing basis, the Directors of the Funds, pursuant to
      ----------
their  fiduciary  responsibilities  under  the  1940 Act and  otherwise,  will monitor  the Funds  for the  existence  of any  material  conflicts  among the
interests  of  the  classes.   The  Advisor  and  the   Distributor   will  be
responsible  for  reporting  any  potential  or  existing   conflicts  to  the
Directors.  In the event a  conflict  arises,  the  Directors  shall take such action as they deem appropriate.
11.   Effectiveness  and  Amendment.  This Plan takes  effect for each Fund as
      ------------------------------
of the date of adoption  shown  below for that Fund,  whereupon  the  open-end
Funds  are  released  from  the  terms  and  conditions   contained  in  their
respective  exemptive  applications  pursuant  to  which  orders  were  issued exempting  the  respective  Funds from the  provisions  of Sections  2(a)(32),
2(a)(35),  18(f), 18(g), 18(i), 22(c) and 22(d) of the 1940 Act and Rule 22c-1
thereunder,  or from their  respective  previous  multiple class plan.(2) This
Plan has been  approved  by a  majority  vote of the Board of each Fund and of each Fund's Board members who are not "interested  persons" (as defined in the
1940  Act)  and who have no  direct  or  indirect  financial  interest  in the
operation  of  the  Plan  or  any   agreements   relating  to  the  Plan  (the
"Independent  Trustees") of each Fund at meetings called for Oppenheimer Funds listed on  Exhibit  A, in each case for the  purpose  of voting on this  Plan.
Prior to that vote,  (i) each Board was furnished  with the  methodology  used for net asset  value and  dividend  and  distribution  determinations  for the
Funds,  and  (ii)  majority  of  each  Board  and  its  Independent   Trustees
determined  that the Plan as  proposed to be  adopted,  including  the expense allocation,  is in the  best  interests  of each  Fund as a whole  and to each class of each Fund individually.
--------------------------------
2 The exemptive  applications  include  Oppenheimer  Management  Corp. et al.,
                                                                       ------
Release IC-19821,  10/28/93  (notice) and Release IC-19894,  11/23/93 (order), and Quest for Value Fund, Inc. et al., Release IC-19605,  7/30/93 (notice) and
                               ------
Release IC-19656,  8/25/93 (order). Plans were initially adopted by the Denver
Oppenheimer  Funds on October 24, 1995,  by the New York  OppenheimerFunds  on
October 5, 1995, by the Quest  Oppenheimer  Funds on November 28, 1995, by the
Rochester  Oppenheimer  Funds on January 10, 1996, by the  Connecticut  Mutual
Oppenheimer  Funds on February  26, 1996,  to take effect March 18, 1996,  and were subsequently  adopted by each Oppenheimer Fund that commenced  operations after that date of approval,  as of the  commencement of operation of that new fund.
Thereafter,  this Plan has been  approved  at least  annually by a majority of each Board of the  Oppenheimer  Funds listed on Exhibit A hereto,  including a majority of the  Independent  Trustees of such  Funds.  Prior to any  material amendment  to the  Plan,  each  Board  shall  request  and  evaluate,  and the
Distributor shall furnish,  such information as may be reasonably necessary to evaluate  such  amendment,  and a majority  of each Board and its  Independent
Trustees  shall find that the Plan as proposed to be  amended,  including  the expense  allocation,  is in the best  interest of each  class,  each Fund as a whole and each class of each Fund  individually.  No material amendment to the
Plan  shall  be made by any  Fund's  Prospectus  or  Statement  of  Additional
Information or a supplement to either of the foregoing,  unless such amendment has first been approved by a majority of the Fund's Board and its  Independent
Trustees.
12.   Disclaimer  of  Shareholder  and  Trustee  Liability.   The  Distributor
      -----------------------------------------------------
understands  that  the  obligations  under  this  Plan  of each  Fund  that is organized as a  Massachusetts  business trust are not binding upon any Trustee or  shareholder  of such  Fund  personally,  but bind  only  that Fund and the
Fund's  property.  The  Distributor  represents  that  it  has  notice  of the provisions of the Declarations of Trust of such Funds disclaiming  shareholder and Trustee liability for acts or obligations of the Funds.

Initially  approved by the Boards of the Board II Oppenheimer Funds on October
24, 1995, and most recently approved by those Boards on August 23, 2004.

                                          /s/ Robert G. Zack__________
                                          ----------------------------
                                          Robert G. Zack, Vice President
                                                  & Secretary
                                          Board II Oppenheimer Funds

Initially  approved by the Boards of the Board I Oppenheimer  Funds on October
5, 1995, and most recently approved by those Boards on August 13, 2004.

                                          /s/ Robert G. Zack__________
                                          ----------------------------
                                          Robert G. Zack, Secretary
                                          Board I Oppenheimer Funds

Initially  approved by the Boards of the Board III Funds on November  28, 1995
(for the former  Oppenheimer  Quest  funds),  and on January 10, 1996 (for the former  Oppenheimer  Rochester  funds),  and most  recently  approved by those
Boards on August 2, 2004.

                                          /s/ Robert G. Zack__________
                                          ----------------------------
                                          Robert G. Zack, Secretary
                                          Board III Oppenheimer Funds

Initially  approved  by the  Boards  of the  Board  IV  Oppenheimer  Funds  on
November 19,  2001,  and most  recently  approved by those Boards on September
15, 2004.

                                          /s/ Robert G. Zack__________
                                          ----------------------------
                                          Robert G. Zack, Secretary
                                          Board IV Oppenheimer Funds

Initially  approved  by the  Boards  of the  Board  IV  Oppenheimer  Funds  on
November 19, 2001, and most recently approved by those Boards on June 9, 2005.

                                          /s/ Robert G. Zack__________
                                          ----------------------------
                                          Robert G. Zack, Secretary
                                          Board IV Oppenheimer Funds

                                                            Exhibit A
1.    Board II Oppenheimer Funds
      --------------------------
Centennial Money Market Trust
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Capital Income Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Integrity Funds (consisting of the following series:)
            Oppenheimer Core Bond Fund
            Oppenheimer International Bond Fund
            Oppenheimer High Yield Fund
Oppenheimer Main Street Funds, Inc.
      (consisting of the following 1 series:)
            Oppenheimer Main Street Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer Main Street Opportunity Fund
Oppenheimer Municipal Fund
      (consisting of the following 1 series:)
            Oppenheimer Limited Term Municipal Fund
Oppenheimer Principal Protected Trust
      (consisting of the following 1 series:)
            Oppenheimer Principal Protected Main Street Fund
Oppenheimer Principal Protected Trust II
      (consisting of the following 1 series:)
            Oppenheimer Principal Protected Main Street Fund II
Oppenheimer Principal Protected Trust III
      (consisting of the following 1 series:)
            Oppenheimer Principal Protected Main Street Fund III
Oppenheimer Real Asset Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Strategic Income Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer Variable Account Funds
      (consisting of the following 11 series:)
            Oppenheimer Aggressive Growth Fund/VA
            Oppenheimer Balanced Fund/VA
            Oppenheimer Bond Fund/VA
            Oppenheimer Capital Appreciation Fund/VA
            Oppenheimer Global Securities Fund/VA
            Oppenheimer High Income Fund/VA
            Oppenheimer Main Street Fund/VA
            Oppenheimer Main Street Small Cap Fund/VA
            Oppenheimer Money Fund/VA
            Oppenheimer Strategic Bond Fund/VA
            Oppenheimer Value Fund/VA
Panorama Series Fund, Inc.
      (consisting of the following 4 series):
            Government Securities Portfolio
            Growth Portfolio
            Oppenheimer International Growth Fund/VA
            Total Return Portfolio

2.    Board I Oppenheimer Funds
      -------------------------
Oppenheimer Balanced Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Preservation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multi-State Municipal Trust
      (consisting of the following 3 series:)
            Oppenheimer New Jersey Municipal Fund
            Oppenheimer Pennsylvania Municipal Fund
            Oppenheimer Rochester National Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Series Fund, Inc.
      (consisting of the following 2 series):
            Oppenheimer Disciplined Allocation Fund
            Oppenheimer Value Fund
Oppenheimer AMT-Free Municipals
Oppenheimer U.S. Government Trust

3.    Board III Funds
      ---------------
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Quest for Value Funds
            (consisting of the following 3 series:)
                  Oppenheimer Quest Opportunity Value Fund
                  Oppenheimer Small Cap Value Fund
                  Oppenheimer Quest Balanced Fund
Oppenheimer Quest International Value Fund, Inc.
Oppenheimer MidCap Fund

Bond Fund Series - Oppenheimer Convertible Securities Fund
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York Municipal Fund

4.    Board IV Oppenheimer Funds
      --------------------------

Oppenheimer Dividend Growth Fund
Oppenheimer International Diversified Fund
Oppenheimer International Value Trust
            (consisting of the following 1 series:)
                  Oppenheimer International Value Fund
Oppenheimer International Large Cap Core Trust
            (consisting of the following 1 series:)
                  Oppenheimer International Large Cap Core Fund
Oppenheimer Portfolio Series
Oppenheimer Real Estate Fund
Oppenheimer Select Value Fund
Oppenheimer Total Return Bond Fund
Oppenheimer Limited Term California Municipal Fund